EXHIBIT 10.1

THE BOARD OF DIRECTORS

OF

NEW ASIA ENERGY, INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 22nd day of August, 2017;

The Board of Directors which was present for this meeting & took active part therein was:

Veng Kun Lun

Poh Kee Liew

WHEREAS there has been presented to and considered by this meeting a Motion to issue shares common from our Treasury to a consultant who is aiding us in an acquisition;

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, and pursuant to §78.315 has decided unanimously and RESOLVED:

The company shall issue 160,000,000 (One Hundred Sixty Million) shares common to:

LWH Advisory Sdn Bhd.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 22nd August, 2017

______________________

Mr. Veng Kun Lun, Director